Exhibit 99.1
April 17, 2008

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tamera Gjesdal	Chris Henson	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Corporate Communications
(336) 733-3058	(336) 733-3008	(336) 733-1475

BB&T reports increase in 1st quarter earnings
Net income totals $428 million, up 1.7% compared to 2007

     WINSTON-SALEM, N.C. -- BB&T Corporation (NYSE: BBT) reported today net income for the first quarter of 2008 totaling $428 million, or $.78 per diluted share, compared with $421 million, or $.77 per diluted share, earned during the first quarter of 2007. These results reflect increases of 1.7% and 1.3%, respectively, compared to the first quarter last year.

     BB&T’s first quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.29% and 13.30%, respectively, compared to prior year returns of 1.41% and 14.81%, respectively.

     Operating earnings for the first quarter of 2008 totaled $401 million, or $.73 per diluted share, excluding $30 million in net after-tax income associated with the initial public offering by Visa and $3 million in net after-tax merger-related and restructuring charges. Operating earnings for the first quarter of 2007 totaled $425 million, or $.78 per diluted share, excluding $4 million in net after-tax merger-related and restructuring charges. These results reflect decreases of 5.6% and 6.4%, respectively, compared to the same period last year.

     GAAP and operating results include $43 million in securities gains, a $12 million charge resulting from a valuation adjustment for bank owned life insurance, a $6 million reduction in earnings from trading activities and $223 million in provision for credit losses, all on a pre-tax basis. The securities gains resulted from a sale of available-for-sale securities, which allowed reinvestment at higher rates of return with no additional credit risk. The provision for credit losses exceeded net charge-offs by $98 million, which resulted in an increase in the allowance for loan and lease losses as a percentage of loans and leases held for investment to 1.19% .

     Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity, and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related and restructuring charges or credits and nonrecurring items from earnings. Cash basis operating earnings totaled $418 million for the first quarter of 2008, a decrease of 5.2% compared to the first quarter of 2007. Cash basis operating diluted earnings per share totaled $.76 for the first quarter of 2008, a decrease of 6.2% compared to $.81 earned during the same period in 2007. Cash basis operating earnings for the first quarter of 2008 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.32% and 22.81%, respectively, compared to prior year returns of 1.54% and 28.20%, respectively.

     “I am pleased to report solid first quarter results, particularly given the ongoing challenges in residential real estate markets and the broader financial markets,” said Chairman and Chief Executive Officer John A. Allison. “Our core businesses are performing reasonably well, producing healthy loan growth and improved revenue growth during the quarter. We are also benefiting from a liability sensitive balance sheet, which generated a very positive improvement in our net interest margin during the quarter. While market conditions are challenging, they have provided opportunities for BB&T to develop new client relationships and I believe we will emerge from this credit cycle a stronger institution.”

Net Interest Margin Improves to 3.54%

     BB&T’s fully taxable equivalent net interest income totaled $1.0 billion for the first quarter, an increase of 7.4% compared to the same quarter of 2007. The net interest margin was 3.54% for the current quarter, up 8 basis points from 3.46% in the fourth quarter of 2007. The increase reflects benefits realized from BB&T’s liability sensitive balance sheet, as short-term interest rates have decreased this quarter, and effective control of liability costs. The increase marks the second consecutive quarter that BB&T’s margin has improved.

Nonperforming Assets and Credit Losses Affected by Economic Conditions

     “We experienced significant credit deterioration during the first quarter,” said Allison. “While we expect further increases in nonperforming assets and charge-offs going forward, we continue to believe that these issues will be manageable. We have added resources in our special assets group, and are working with our clients to assist them during this challenging economic environment.”

     BB&T’s nonperforming asset levels and credit losses increased further in the first quarter of 2008 compared to the fourth quarter of 2007. Nonperforming assets, as a percentage of total assets, increased to .73% at Mar. 31, compared to .52% at Dec. 31, 2007, and .30% at Mar. 31, 2007. Annualized net charge-offs were .54% of average loans and leases for the first quarter of 2008, up from .48% in the fourth quarter of 2007, and .29% in the first quarter of 2007. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .32% of average loans and leases compared to .28% in the fourth quarter last year, and .13% in the first quarter of 2007.

     The provision for credit losses totaled $223 million in the first quarter of 2008, an increase of $152 million compared to the same quarter last year, and exceeded net charge-offs by $98 million in the current quarter. The higher provision included an $84 million increase that resulted from the allowance for loan and lease losses increasing to 1.19% of loans and leases held for investment at Mar. 31, compared to 1.10% at Dec. 31, 2007. The increases in net charge-offs, nonperforming assets and the provision for credit losses were largely driven by continued challenges in residential real estate markets with the largest concentration of credit issues occurring in Georgia, Florida and metro Washington, D.C.

Loan Growth Remains Healthy – Up 9.2%

     Average loans and leases totaled $92.7 billion for the first quarter of 2008, reflecting an increase of $7.8 billion, or 9.2%, compared to the first quarter of 2007. This increase was composed of growth in average commercial loans and leases, which increased $4.4 billion, or 10.8%; average mortgage loans, which increased $2.1 billion, or 12.7%; average consumer loans, which increased $879 million, or 3.9%; and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $425 million, or 8.7%, compared to the first quarter last year.

BB&T’s Fee Income Producing Businesses Enjoy Healthy Growth

     On an operating basis, noninterest income increased $85 million, or 13.0%, during the first quarter of 2008 compared to 2007. These increases include the impact of securities gains, higher revenues from BB&T’s insurance operations, service charges on deposit accounts, and other nondeposit fees and commissions, as well as solid performances from both BB&T’s investment banking and brokerage operations and mortgage banking operations.

     Commissions from BB&T’s insurance operations increased 7.6% to $212 million in the current quarter compared with $197 million earned in the first quarter of 2007. This increase was primarily the result of new product initiatives that were introduced during the second half of 2007.

     Service charges on deposit accounts totaled $154 million for the first quarter of 2008, an increase of 11.6% compared to $138 million earned in the same quarter last year. This increase was attributable to growth in revenues from overdraft items.

     Other nondeposit fees and commissions totaled $128 million for the first quarter of 2008, an increase of 12.3% compared to the first quarter of 2007. This increase was generated primarily by growth in bankcard income and debit card related services.

     BB&T’s investment banking and brokerage operations produced increased revenues as fees increased 4.9% to $86 million compared to $82 million earned in the same quarter last year. This increase was primarily driven by increased sales at BB&T Investment Services.

     Revenues from mortgage banking operations totaled $59 million for the first quarter of 2008, an increase of $29 million, or 96.7% compared to the first quarter of 2007. This increase was affected by the adoption of new fair value accounting standards and the net change in the mortgage servicing rights valuation. Fair value accounting increased mortgage banking income by $31 million, and also resulted in a $16 million increase in personnel expense during the quarter. The net change in the valuation of mortgage servicing rights resulted in a $6 million decline compared to the first quarter of 2007. Excluding the impact of these items, mortgage banking income increased $4 million, or 15.4%, compared to the same period last year.

     Other noninterest income, on an operating basis, totaled $15 million for the first quarter of 2008 compared to $62 million earned in the same quarter last year, a decrease of 75.8% . This decrease resulted from a decline of $15 million in bank owned life insurance, a prior-period sale of an insurance operation which produced a gain of $19 million in the first quarter last year, a $6 million reduction in income from trading activities and a $6 million charge related to the adoption of fair value accounting.

Capital Levels Remain Very Strong

     BB&T’s tangible and regulatory capital levels exceeded all internal targets and remained very strong at Mar. 31. BB&T’s tangible capital ratio was 5.6% at Mar. 31, and the Tier 1 leverage ratio was 7.3% . In addition, BB&T’s Tier 1 risk-based capital and total risk-based capital ratios were 9.0% and 14.1%, respectively, all very healthy capital levels. Given these strong capital levels, management anticipates that BB&T will provide some increase in the cash dividend during 2008, which will mark the 37th consecutive year that BB&T has increased its dividend. This excellent history has gained BB&T recognition as a Mergent Dividend Achiever and a Standard and Poors Dividend Aristocrat.

BB&T Expands Insurance Business

     BB&T expanded its Florida insurance operations with the acquisition of Burkey Risk Services of metro Orlando. Burkey Risk Services provides risk management and employee benefits services. BB&T also acquired Savannah Reinsurance Underwriting Management LLC, a reinsurance broker based in Stamford, Ct. Also, in early January 2008, BB&T Insurance Services expanded its metro Atlanta operation with the acquisitions of Ott & Company of Alpharetta, Ga., and Ramsay Title Group of Norcross, Ga.

     At Mar. 31, BB&T had $136.4 billion in assets and operated 1,494 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on Apr. 16 was $32.60 per share.

     For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

     To hear a live webcast of BB&T’s first quarter 2008 earnings conference call at 11:00 a.m. (EDT) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) on Friday, May 2.

#

     Risk-based capital ratios are preliminary.

     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

     This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

		For the Three Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		3/31/08	3/31/07	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$1,918	$1,909	$9.5%
Interest expense		884	946	(62)	(6.6)
Net interest income - taxable equivalent		1,034	963	71	7.4
Less: Taxable equivalent adjustment		17	18	(1)	(5.6)
Net interest income		1,017	945	72	7.6
Provision for credit losses		223	71	152	214.1
Net interest income after provision for credit losses		794	874	(80)	(9.2)
Noninterest income		737	652	85	13.0
Noninterest expense		945	877	68	7.8
Operating earnings before income taxes		586	649	(63)	(9.7)
Provision for income taxes		185	224	(39)	(17.4)
Operating earnings (1)		$401	$425	$(24)	(5.6	) %
PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings		$.73	$.78	$(.05)	(6.4	) %
Diluted earnings		.73	.78	(.05)	(6.4)
Weighted average shares (in thousands) -	Basic	546,214	541,851
	Diluted	548,946	547,230
Dividends paid per share		$.46	$.42	$.04	9.5%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.21%	1.42%
Return on average equity		12.47	14.94
Net yield on earning assets (taxable equivalent)		3.54	3.61
Noninterest income as a percentage of
total income (taxable equivalent) (2)		40.2	40.6
Efficiency ratio (taxable equivalent) (2)		54.0	53.7
CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings		$418	$441	$(23)	(5.2	) %
Diluted earnings per share		.76	.81	(.05)	(6.2)
Return on average tangible assets		1.32%	1.54%
Return on average tangible equity		22.81	28.20
Efficiency ratio (taxable equivalent) (2)		52.4	52.1

		For the Three Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		3/31/08	3/31/07	$	%
INCOME STATEMENTS
Interest income		$1,895	$1,891	$4.2%
Interest expense		878	946	(68)	(7.2)
Net interest income		1,017	945	72	7.6
Provision for credit losses		223	71	152	214.1
Net interest income after provision for credit losses		794	874	(80)	(9.2)
Noninterest income		771	652	119	18.3
Noninterest expense		936	883	53	6.0
Income before income taxes		629	643	(14)	(2.2)
Provision for income taxes		201	222	(21)	(9.5)
Net income		$428	$421	$7	1.7%
PER SHARE DATA
Basic earnings		$.78	$.78	$-	-%
Diluted earnings		.78	.77	.01	1.3
Weighted average shares (in thousands) -	Basic	546,214	541,851
	Diluted	548,946	547,230
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.29%	1.41%
Return on average equity		13.30	14.81
Efficiency ratio (taxable equivalent) (2)		52.4	54.1

NOTES:	Applicable ratios are annualized.
(1) Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $(27 million)
and $4 million, net of tax, in the first quarters of 2008 and 2007, respectively. See Reconciliation Tables included herein.
(2) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3) Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation
Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

			As of / For the Three Months Ended		Increase (Decrease)
(Dollars in millions)			3/31/08	3/31/07	$	%
CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks			$1,848	$1,749	$99	5.7%
Interest-bearing deposits with banks			716	484	232	47.9
Federal funds sold and other earning assets			382	298	84	28.2
Securities available for sale			23,487	20,898	2,589	12.4
Trading securities			609	906	(297)	(32.8)
Total securities			24,096	21,804	2,292	10.5
Commercial loans and leases			46,277	41,238	5,039	12.2
Direct retail loans			15,570	15,283	287	1.9
Sales finance loans			6,052	5,774	278	4.8
Revolving credit loans			1,598	1,386	212	15.3
Mortgage loans			17,446	16,011	1,435	9.0
Specialized lending			5,186	4,956	230	4.6
Total loans and leases held for investment			92,129	84,648	7,481	8.8
Loans held for sale			1,822	672	1,150	171.1
Total loans and leases			93,951	85,320	8,631	10.1
Allowance for loan and lease losses			1,097	896	201	22.4
Total earning assets			119,174	108,193	10,981	10.1
Premises and equipment, net			1,544	1,431	113	7.9
Goodwill			5,226	4,860	366	7.5
Core deposit and other intangibles			474	479	(5)	(1.0)
Other assets			9,277	6,165	3,112	50.5
Total assets			136,417	121,694	14,723	12.1
Noninterest-bearing deposits			13,377	13,533	(156)	(1.2)
Interest checking			1,150	1,288	(138)	(10.7)
Other client deposits			35,196	34,657	539	1.6
Client certificates of deposit			26,819	25,322	1,497	5.9
Total client deposits			76,542	74,800	1,742	2.3
Other interest-bearing deposits			10,939	5,039	5,900	117.1
Total deposits			87,481	79,839	7,642	9.6
Fed funds purchased, repos and other borrowings			8,610	6,770	1,840	27.2
Long-term debt			22,544	19,936	2,608	13.1
Total interest-bearing liabilities			105,258	93,012	12,246	13.2
Other liabilities			4,940	3,499	1,441	41.2
Total liabilities			123,575	110,044	13,531	12.3
Total shareholders' equity			$12,842	$11,650	$1,192	10.2%
Average balances
Securities, at amortized cost			$23,414	$21,872	$1,542	7.1%
Commercial loans and leases			45,549	41,122	4,427	10.8
Direct retail loans			15,639	15,272	367	2.4
Sales finance loans			6,031	5,734	297	5.2
Revolving credit loans			1,602	1,387	215	15.5
Mortgage loans			18,574	16,481	2,093	12.7
Specialized lending			5,323	4,898	425	8.7
Total loans and leases			92,718	84,894	7,824	9.2
Allowance for loan and lease losses			1,018	894	124	13.9
Other earning assets			1,282	840	442	52.6
Total earning assets			117,414	107,606	9,808	9.1
Total assets			133,425	121,054	12,371	10.2
Noninterest-bearing deposits			12,676	12,946	(270)	(2.1)
Interest checking			2,301	2,206	95	4.3
Other client deposits			34,851	33,393	1,458	4.4
Client certificates of deposit			27,061	25,076	1,985	7.9
Total client deposits			76,889	73,621	3,268	4.4
Other interest-bearing deposits			9,694	8,902	792	8.9
Total deposits			86,583	82,523	4,060	4.9
Fed funds purchased, repos and other borrowings			10,760	7,627	3,133	41.1
Long-term debt			19,201	16,086	3,115	19.4
Total interest-bearing liabilities			103,868	93,290	10,578	11.3
Total shareholders' equity			$12,929	$11,522	$1,407	12.2%

	As of / For the Quarter Ended
(Dollars in millions, except per share data)		3/31/08	12/31/07	9/30/07	6/30/07	3/31/07
MISCELLANEOUS INFORMATION

Unrealized appreciation (depreciation) on
securities available for sale, net of tax		$(18)	$(28)	$(150)	$(339)	$(178)
Derivatives (notional value)		57,925	47,197	43,051	36,108	40,159
Fair value of derivatives portfolio		380	181	34	(175)	(40)
Common stock prices:	High	36.96	42.61	43.00	43.02	44.30
	Low	25.92	30.36	36.95	39.13	39.54
	End of period	32.06	30.67	40.39	40.68	41.02
Weighted average shares (in thousands) -	Basic	546,214	547,795	550,603	548,385	541,851
	Diluted	548,946	551,078	555,336	553,935	547,230
End of period shares outstanding (in thousands)		546,799	545,955	549,337	551,948	542,416
End of period banking offices		1,494	1,492	1,501	1,507	1,472
ATMs		2,165	2,158	2,166	2,170	2,121
FTEs		29,726	29,394	28,886	28,961	28,876

NOTES:	All items referring to average loans and leases include loans held for sale.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,604	$1,715	$1,730	$1,682	$1,622
Interest and dividends on securities	303	308	307	285	277
Interest on short-term investments	11	14	14	13	10
Total interest income - taxable equivalent	1,918	2,037	2,051	1,980	1,909
Interest expense
Interest on deposits	564	655	679	639	647
Interest on fed funds purchased, repos and other borrowings	94	118	117	102	87
Interest on long-term debt	226	256	263	254	212
Total interest expense	884	1,029	1,059	995	946
Net interest income - taxable equivalent	1,034	1,008	992	985	963
Less: Taxable equivalent adjustment	17	17	14	19	18
Net interest income	1,017	991	978	966	945
Provision for credit losses	223	184	105	88	71
Net interest income after provision for
credit losses	794	807	873	878	874
Noninterest income
Insurance commissions	212	221	206	229	197
Service charges on deposits	154	165	157	151	138
Other nondeposit fees and commissions	128	133	129	127	114
Investment banking and brokerage fees and commissions	86	85	87	89	82
Trust revenue	40	42	40	40	40
Mortgage banking income	59	27	27	31	30
Securities gains (losses), net	43	1	6	1	(11)
Other noninterest income	15	44	23	61	62
Total noninterest income	737	718	675	729	652
Noninterest expense
Personnel expense	547	516	514	540	524
Occupancy and equipment expense	123	126	118	117	116
Foreclosed property expense	13	13	5	6	7
Amortization of intangibles	27	27	26	26	25
Other noninterest expense	235	243	218	229	205
Total noninterest expense	945	925	881	918	877
Operating earnings before income taxes	586	600	667	689	649
Provision for income taxes	185	185	219	228	224
Operating earnings (1)	$401	$415	$448	$461	$425
PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.73	$.76	$.81	$.84	$.78
Diluted earnings	.73	.75	.81	.83	.78
Dividends paid per share	.46	.46	.46	.42	.42
PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.21%	1.26%	1.38%	1.48%	1.42%
Return on average equity	12.47	13.00	14.38	15.28	14.94
Net yield on earning assets (taxable equivalent)	3.54	3.46	3.45	3.55	3.61
Efficiency ratio (taxable equivalent) (2)	54.0	52.8	52.9	53.2	53.7
Noninterest income as a percentage of
total income (taxable equivalent) (2)	40.2	41.7	40.1	42.6	40.6
Average earning assets as a percentage of
average total assets	88.0	88.6	89.0	88.9	88.9
Average loans and leases as a percentage of
average deposits	107.1	106.5	105.8	106.1	102.9
CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$418	$432	$466	$477	$441
Diluted earnings per share	.76	.78	.84	.86	.81
Return on average tangible assets	1.32%	1.37%	1.50%	1.61%	1.54%
Return on average tangible equity	22.81	24.03	26.86	28.48	28.20
Efficiency ratio (taxable equivalent) (2)	52.4	51.3	51.3	51.7	52.1

NOTES:	Applicable ratios are annualized.
(1) Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $(27 million),
$4 million, $4 million, $3 million and $4 million, net of tax, for the quarters ended March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007,
and March 31, 2007, respectively. See Reconciliation Tables included herein.
(2) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3) Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,595	$1,706	$1,719	$1,675	$1,613
Interest and dividends on securities	289	292	297	273	268
Interest on short-term investments	11	14	14	13	10
Total interest income	1,895	2,012	2,030	1,961	1,891
Interest expense
Interest on deposits	564	655	679	639	647
Interest on fed funds purchased, repos and other borrowings	88	110	110	102	87
Interest on long-term debt	226	256	263	254	212
Total interest expense	878	1,021	1,052	995	946
Net interest income	1,017	991	978	966	945
Provision for credit losses	223	184	105	88	71
Net interest income after provision for
credit losses	794	807	873	878	874
Noninterest income
Insurance commissions	212	221	206	229	197
Service charges on deposits	154	165	157	151	138
Other nondeposit fees and commissions	128	133	129	127	114
Investment banking and brokerage fees and commissions	86	85	87	89	82
Trust revenue	40	42	40	40	40
Mortgage banking income	59	27	27	31	30
Securities gains (losses), net	43	1	6	1	(11)
Other noninterest income	49	44	23	61	62
Total noninterest income	771	718	675	729	652
Noninterest expense
Personnel expense	547	516	514	540	524
Occupancy and equipment expense	123	126	118	117	116
Foreclosed property expense	13	13	5	6	7
Amortization of intangibles	27	27	26	26	25
Merger-related and restructuring charges (credits), net	5	3	7	5	6
Other noninterest expense	221	257	218	229	205
Total noninterest expense	936	942	888	923	883
Income before income taxes	629	583	660	684	643
Provision for income taxes	201	172	216	226	222
Net income	$428	$411	$444	$458	$421
PER SHARE DATA
Basic earnings	$.78	$.75	$.81	$.84	$.78
Diluted earnings	.78	.75	.80	.83	.77

	For the Quarter Ended
	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07
ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities:
U.S. Treasury securities	4.69%	4.59%	4.48%	4.53%	4.47%
U.S. government-sponsored entity securities	4.75	4.67	4.67	4.60	4.39
Mortgage-backed securities	5.14	5.27	5.21	5.02	5.09
States and political subdivisions	6.32	6.73	6.36	6.87	6.85
Other securities	5.93	6.43	6.01	5.94	7.03
Trading securities	5.89	4.06	4.54	4.36	5.89
Total securities	5.18	5.15	5.05	4.94	5.06
Loans:
Commercial loans and leases	6.47	7.41	7.85	7.92	7.89
Consumer loans	7.22	7.53	7.58	7.53	7.51
Mortgage loans	6.03	6.07	6.05	5.96	5.90
Specialized lending	13.22	13.10	13.02	13.37	13.62
Total loans	6.95	7.50	7.72	7.75	7.73
Other earning assets	3.41	4.48	4.96	5.26	4.96
Total earning assets	6.56	6.98	7.13	7.14	7.17
Interest expense:
Interest-bearing deposits:
Interest checking	1.76	2.22	2.33	2.30	2.38
Other client deposits	2.11	2.69	2.94	2.85	2.82
Client certificates of deposit	4.30	4.58	4.64	4.63	4.60
Other interest-bearing deposits	3.38	4.72	5.22	5.34	5.35
Total interest-bearing deposits	3.07	3.60	3.80	3.73	3.77
Fed funds purchased, repos and other borrowings	3.50	4.37	4.71	4.55	4.61
Long-term debt	4.73	5.39	5.59	5.51	5.32
Total interest-bearing liabilities	3.42	4.02	4.23	4.15	4.11
Net yield on earning assets	3.54%	3.46%	3.45%	3.55%	3.61%

NOTES:	(1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07
SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$23,487	$22,419	$23,061	$22,254	$20,898
Trading securities	609	1,009	1,587	1,067	906
Total securities	24,096	23,428	24,648	23,321	21,804
Commercial loans and leases	46,277	44,870	43,365	42,632	41,238
Direct retail loans	15,570	15,691	15,586	15,520	15,283
Sales finance loans	6,052	6,021	6,056	5,889	5,774
Revolving credit loans	1,598	1,618	1,535	1,461	1,386
Mortgage loans	17,446	17,467	17,051	16,640	16,011
Specialized lending	5,186	5,240	5,288	5,248	4,956
Total loans and leases held for investment	92,129	90,907	88,881	87,390	84,648
Loans held for sale	1,822	779	1,178	1,152	672
Total loans and leases	93,951	91,686	90,059	88,542	85,320
Allowance for loan and lease losses	1,097	1,004	934	920	896
Other earning assets	1,098	1,307	1,111	1,188	782
Total earning assets	119,174	116,466	116,057	113,599	108,193
Total assets	136,417	132,618	130,781	127,577	121,694
Noninterest-bearing deposits	13,377	13,059	13,197	13,641	13,533
Interest checking	1,150	1,201	1,128	1,384	1,288
Other client deposits	35,196	35,504	35,391	35,741	34,657
Client certificates of deposit	26,819	26,972	26,315	27,445	25,322
Total client deposits	76,542	76,736	76,031	78,211	74,800
Other interest-bearing deposits	10,939	10,030	9,154	5,868	5,039
Total deposits	87,481	86,766	85,185	84,079	79,839
Fed funds purchased, repos and other borrowings	8,610	10,634	10,618	9,410	6,770
Long-term debt	22,544	18,693	19,059	18,313	19,936
Total interest-bearing liabilities	105,258	103,034	101,665	98,161	93,012
Total shareholders' equity	12,842	12,632	12,402	12,125	11,650
Goodwill	5,226	5,194	5,132	5,114	4,860
Core deposit and other intangibles	474	489	491	504	479
Total intangibles	5,700	5,683	5,623	5,618	5,339
Mortgage servicing rights	$496	$560	$567	$609	$525
Average balances
Securities, at amortized cost	$23,414	$23,967	$24,246	$23,124	$21,872
Commercial loans and leases	45,549	43,969	42,838	41,935	41,122
Direct retail loans	15,639	15,640	15,534	15,438	15,272
Sales finance loans	6,031	6,042	6,006	5,823	5,734
Revolving credit loans	1,602	1,548	1,485	1,417	1,387
Mortgage loans	18,574	18,297	17,922	17,231	16,481
Specialized lending	5,323	5,309	5,305	5,095	4,898
Total loans and leases	92,718	90,805	89,090	86,939	84,894
Allowance for loan and lease losses	1,018	945	931	916	894
Other earning assets	1,282	1,257	1,105	967	840
Total earning assets	117,414	116,029	114,441	111,030	107,606
Total assets	133,425	131,009	128,633	124,848	121,054
Noninterest-bearing deposits	12,676	13,040	13,248	13,367	12,946
Interest checking	2,301	2,293	2,202	2,487	2,206
Other client deposits	34,851	34,981	34,836	33,860	33,393
Client certificates of deposit	27,061	26,682	26,456	25,919	25,076
Total client deposits	76,889	76,996	76,742	75,633	73,621
Other interest-bearing deposits	9,694	8,264	7,481	6,326	8,902
Total deposits	86,583	85,260	84,223	81,959	82,523
Fed funds purchased, repos and other borrowings	10,760	10,739	9,892	9,000	7,627
Long-term debt	19,201	18,864	18,721	18,471	16,086
Total interest-bearing liabilities	103,868	101,823	99,588	96,063	93,290
Total shareholders' equity	$12,929	$12,655	$12,359	$12,113	$11,522
SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$9,287	$9,085	$9,048	$8,936	$7,987
Total	14,644	14,233	14,081	13,968	12,791
Risk-weighted assets	103,571	100,278	96,926	94,732	92,192
Average quarterly tangible assets	127,662	125,515	123,480	119,636	116,161
Risk-based capital ratios:
Tier 1	9.0%	9.1%	9.3%	9.4%	8.7%
Total	14.1	14.2	14.5	14.7	13.9
Leverage capital ratio	7.3	7.2	7.3	7.5	6.9
Equity as a percentage of total assets	9.4	9.5	9.5	9.5	9.6
Tangible equity as a percentage of tangible assets (2)	5.6	5.6	5.5	5.5	5.5
Book value per share	$23.49	$23.14	$22.58	$21.97	$21.48
Tangible book value per share (2)	13.30	12.98	12.60	12.05	11.89

NOTES:	All items referring to average loans and leases include loans held for sale.
(1) Current quarter risk-based capital information is preliminary.
(2) Excludes the carrying value of goodwill and other intangible assets from shareholders' equity and total assets, net of deferred taxes, where applicable.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended
(Dollars in millions)	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07
ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$1,015	$941	$926	$901	$888
Allowance for acquired (sold) loans, net	-	1	-	13	3
Provision for credit losses	223	184	105	88	71
Charge-offs
Commercial loans and leases	(18)	(26)	(18)	(11)	(10)
Direct retail loans	(28)	(18)	(20)	(22)	(12)
Sales finance loans	(13)	(10)	(9)	(6)	(6)
Revolving credit loans	(18)	(11)	(12)	(12)	(12)
Mortgage loans	(5)	(6)	(1)	(2)	(1)
Specialized lending	(59)	(54)	(45)	(40)	(41)
Total charge-offs	(141)	(125)	(105)	(93)	(82)
Recoveries
Commercial loans and leases	4	2	3	4	8
Direct retail loans	3	3	3	3	4
Sales finance loans	2	2	2	2	2
Revolving credit loans	3	3	3	3	3
Specialized lending	4	4	4	5	4
Total recoveries	16	14	15	17	21
Net charge-offs	(125)	(111)	(90)	(76)	(61)
Ending balance	$1,113	$1,015	$941	$926	$901

Allowance For Credit Losses
Allowance for loan and lease losses	$1,097	$1,004	$934	$920	$896
Reserve for unfunded lending commitments	16	11	7	6	5
Total	$1,113	$1,015	$941	$926	$901
Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$443	$273	$237	$178	$148
Direct retail loans	60	43	56	43	43
Sales finance loans	5	5	4	4	1
Mortgage loans	185	119	74	63	51
Specialized lending	67	62	48	36	33
Total nonaccrual loans and leases	760	502	419	324	276
Foreclosed real estate	178	143	82	61	56
Other foreclosed property	51	51	46	38	35
Nonperforming assets	$989	$696	$547	$423	$367
Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$52	$40	$21	$18	$18
Direct retail loans	59	58	18	17	13
Sales finance loans	15	17	14	12	16
Revolving credit loans	16	15	7	6	7
Mortgage loans	106	85	76	48	39
Specialized lending	10	8	13	7	10
Total loans 90 days or more past due
and still accruing	258	223	149	108	103
Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.27%	.24%	.17%	.12%	.12%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.81%	.55%	.47%	.37%	.32%
Nonperforming assets as a percentage of:
Total assets	.73	.52	.42	.33	.30
Loans and leases plus
foreclosed property	1.05	.76	.61	.48	.43
Net charge-offs as a percentage of
average loans and leases	.54	.48	.40	.35	.29
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.32	.28	.23	.20	.13
Allowance for loan and lease losses as
a percentage of loans and leases	1.17	1.10	1.04	1.04	1.05
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.19	1.10	1.05	1.05	1.06
Ratio of allowance for loan and lease losses to:
Net charge-offs	2.18	x	2.29	x	2.61	x	3.04	x	3.58	x
Nonaccrual and restructured loans and leases	1.44	2.00	2.23	2.83	3.24

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1) Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

	Percentage Increase (Decrease)
	QTD	Annualized Link QTD
	1Q08 vs. 1Q07	1Q08 vs. 4Q07
PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (1)
Average Balances
Commercial loans and leases (2)	9.4%	15.4%
Direct retail loans	1.8	-
Sales finance loans	5.2	(0.7)
Revolving credit loans	15.4	14.0
Mortgage loans	10.3	6.1
Specialized lending	7.1	0.2
Total loans and leases (2)	7.9	8.9

Noninterest-bearing deposits	(3.3)	(11.2)
Interest checking	(0.8)	1.4
Other client deposits	3.4	(1.5)
Client certificates of deposit	6.0	5.7
Total client deposits	3.0	(0.6)
Other interest-bearing deposits	8.9	69.6
Total deposits	3.6%	6.2%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent	5.7%	10.0%
Noninterest income
Insurance commissions	4.9	(19.8)
Service charges on deposits	9.2	(29.1)
Other nondeposit fees and commissions	11.3	(12.2)
Investment banking and brokerage fees and commissions	4.9	9.6
Trust revenue	-	(19.2)
Mortgage banking income (3)	38.6	NM
Securities gains (losses), net	NM	NM
Other income	(76.2)	NM
Total noninterest income (3)	9.3	5.0
Noninterest expense
Personnel expense	1.5	20.9
Occupancy and equipment expense	4.2	(12.7)
Other noninterest expense	10.8	(14.1)
Total noninterest expense	4.4%	5.6%

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1) Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2008 and 2007.
(2) Adjusted for the sale of a leveraged lease investment in the fourth quarter of 2007.
(3) Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.
NM - not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions)	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07
SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$406	$472	$533	$577	$494

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value (decrease) increase	$(84)	$(85)	$(54)	$72	$7
MSRs derivative hedge gains (losses)	82	80	60	(73)	(3)
Net	$(2)	$(5)	$6	$(1)	$4

Residential Mortgage Loan Originations	$4,393	$3,240	$3,225	$3,014	$2,461

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$33,977	$32,762	$31,081	$30,077	$29,420
Bank owned loans serviced	19,155	18,191	18,059	17,611	16,571
Total servicing portfolio	53,132	50,953	49,140	47,688	45,991
Weighted Average Coupon Rate	6.00%	6.01%	5.98%	5.95%	5.93%
Weighted Average Servicing Fee	.363	.363	.359	.357	.356

	For the Quarter Ended
(Dollars in millions, except per share data)	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07
RECONCILIATION TABLE
Net income	$428	$411	$444	$458	$421
Merger-related and restructuring items, net of tax	3	2	4	3	4
Other, net of tax (4)	(30)	2	-	-	-
Operating earnings	401	415	448	461	425
Amortization of intangibles, net of tax	17	16	17	16	16
Amortization of mark-to-market adjustments, net of tax	-	1	1	-	-
Cash basis operating earnings	418	432	466	477	441
Return on average assets	1.29%	1.24%	1.37%	1.47%	1.41%
Effect of merger-related and restructuring items, net of tax	.01	.01	.01	.01	.01
Effect of other, net of tax (4)	(.09)	.01	-	-	-
Operating return on average assets	1.21	1.26	1.38	1.48	1.42
Effect of amortization of intangibles, net of tax (2)	.11	.11	.12	.13	.12
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating return on average
tangible assets	1.32	1.37	1.50	1.61	1.54
Return on average equity	13.30%	12.89%	14.24%	15.18%	14.81%
Effect of merger-related and restructuring items, net of tax	.09	.05	.14	.10	.13
Effect of other, net of tax (4)	(.92)	.06	-	-	-
Operating return on average equity	12.47	13.00	14.38	15.28	14.94
Effect of amortization of intangibles, net of tax (2)	10.34	10.99	12.43	13.20	13.26
Effect of amortization of mark-to-market adjustments,
net of tax	-	.04	.05	-	-
Cash basis operating return on average
tangible equity	22.81	24.03	26.86	28.48	28.20
Efficiency ratio (taxable equivalent) (3)	52.4%	53.8%	53.3%	53.5%	54.1%
Effect of merger-related and restructuring items	(.2)	(.2)	(.4)	(.3)	(.4)
Effect of other (4)	1.8	(.8)	-	-	-
Operating efficiency ratio (3)	54.0	52.8	52.9	53.2	53.7
Effect of amortization of intangibles	(1.6)	(1.5)	(1.6)	(1.5)	(1.6)
Effect of amortization of mark-to-market adjustments	-	-	-	-	-
Cash basis operating efficiency ratio (3)	52.4	51.3	51.3	51.7	52.1
Fee income ratio (3)	41.4%	41.7%	40.1%	42.6%	40.6%
Effect of other (4)	(1.2)	-	-	-	-
Operating fee income ratio (3)	40.2	41.7	40.1	42.6	40.6
Basic earnings per share	$.78	$.75	$.81	$.84	$.78
Effect of merger-related and restructuring items, net of tax	-	.01	-	-	-
Effect of other, net of tax (4)	(.05)	-	-	-	-
Operating basic earnings per share	.73	.76	.81	.84	.78
Diluted earnings per share	$.78	$.75	$.80	$.83	$.77
Effect of merger-related and restructuring items, net of tax	-	-	.01	-	.01
Effect of other, net of tax (4)	(.05)	-	-	-	-
Operating diluted earnings per share	.73	.75	.81	.83	.78
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating diluted earnings per share	.76	.78	.84	.86	.81

NOTES:	Applicable ratios are annualized.
(1) Balances exclude commercial mortgage servicing rights totaling $90 million, $88 million, $34 million, $32 million, and $31 million as of March 31, 2008, December 31, 2007,
September 30, 2007, June 30, 2007, and March 31, 2007, respectively.
(2) Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
(3) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
(4) Reflects a gain from the IPO and the reversal of a reserve charge relating to the Visa USA, Inc settlement totaling $30 million, net of tax, in the first quarter of 2008. The fourth quarter of 2007 reflects a reserve charge relating to the Visa USA, Inc settlement totaling $9 million, net of tax, and a credit of $7 million to the provision for income taxes related to leveraged leases.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
CREDIT SUPPLEMENT PAGE 1	Investor Relations	FAX (336) 733-3132

(Dollars in millions, except average loan size)
SUPPLEMENTAL RESIDENTIAL MORTGAGE PORTFOLIO INFORMATION

	As of / For the Period Ended March 31, 2008

			Construction/
Mortgage Loans	Prime	ALT-A	Permanent	Subprime (1)

Total loans outstanding	$12,153	$3,295	$1,785	$571

Average loan size (in thousands)	190	325	313	68
Average credit score	717	734	734	606

Percentage of total loans	12.9%	3.5%	1.9%	.6%
Percentage that are first mortgages	99.7	99.7	98.7	82.0

Nonaccrual loans and leases as a percentage of category	.74	1.25	2.27	3.95
Gross charge-offs as a percentage of category	.08	.24	.12	.93

	As of / For the Period Ended March 31, 2008

				Gross Charge-
			Nonaccrual as a	Offs as a
	Total Mortgages	Percentage of	Percentage of	Percentage of
Residential Mortgage Loans by State	Outstanding (1)	Total	Outstandings	Outstandings

North Carolina	$4,387	24.7%	.37%	.04%
Virginia	3,620	20.3	.75	.14
Florida	2,657	14.9	2.74	.23
Maryland	1,894	10.6	1.12	.05
South Carolina	1,665	9.4	.46	.04
Georgia	1,600	9.0	2.25	.32
West Virginia	395	2.2	.73	.05
Kentucky	360	2.0	.48	.15
Tennessee	257	1.4	.25	-
Washington, D.C.	191	1.1	.32	-
Other	778	4.4	.91	.72
Total	$17,804	100.0%	1.09%	.14%

(Dollars in millions, except average loan size)
SUPPLEMENTAL HOME EQUITY PORTFOLIO INFORMATION (2)
			As of / For the Period Ended
			March 31, 2008

		Home Equity		Home Equity
Home Equity Loans & Lines		Loans		Lines

Total loans outstanding			$9,832	$4,683

Average loan size (in thousands) (3)			47	33
Average credit score			724	757

Percentage of total loans			10.5%	5.0%
Percentage that are first mortgages			77.1	22.8

Nonaccrual loans and leases as a percentage of category			.47	.26
Gross charge-offs as a percentage of category			.40	.68

	As of / For the Period Ended March 31, 2008

	Total Home			Gross Charge-
	Equity Loans and		Nonaccrual as a	Offs as a
	Lines	Percentage of	Percentage of	Percentage of
Home Equity Loans and Lines by State	Outstanding	Total	Outstandings	Outstandings
North Carolina	$5,101	35.1%	.39%	.20%
Virginia	3,206	22.1	.19	.65
South Carolina	1,438	9.9	.49	.26
Georgia	1,142	7.9	.52	.81
West Virginia	891	6.1	.37	.27
Maryland	846	5.8	.34	.22
Florida	720	5.0	.82	2.44
Kentucky	611	4.2	.49	.19
Tennessee	451	3.1	.70	.28
Washington, D.C.	87.6		.55	2.55
Other	22.2		.58	.29
Total	$14,515	100.0%	.40%	.49%

NOTES:	(1) Includes $358 million in loans originated by Lendmark Financial Services, which are disclosed as a part of the specialized lending category.
(2) Home equity portfolio is a component of direct retail loans and originated through the BB&T branching network.
(3) Home equity lines without an outstanding balance are excluded from this calculation.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
CREDIT SUPPLEMENT PAGE 2	Investor Relations	FAX (336) 733-3132

(Dollars in millions, except average loan and average client size)
SUPPLEMENTAL COMMERCIAL REAL ESTATE LOAN PORTFOLIO INFORMATION (1)

	As of / For the Period Ended March 31, 2008

Residential Acquisition, Development, and Construction	Builder /	Land / Land	Condos /		Other Commercial	Total Commercial
Loans (ADC)	Construction	Development	Townhomes	Total ADC	Real Estate (2)	Real Estate

Total loans outstanding	$3,449	$4,644	$675	$8,768	$10,127	$18,895

Average loan size (in thousands)	290	586	1,377	431	449	440
Average client size (in thousands)	875	1,360	3,356	1,154	627	802

Percentage of total loans	3.7%	4.9%	.7%	9.3%	10.8%	20.1%

Nonaccrual loans and leases as a percentage of category	3.05	2.43	3.47	2.75	.47	1.53
Gross charge-offs as a percentage of category	.12	.43	-	.27	.02	.14

		As of / For the Period Ended March 31, 2008

						Gross Charge-
					Nonaccrual as a	Offs as a
Residential Acquisition, Development, and Construction		Total	Percentage of	Nonaccrual Loans	Percentage of	Percentage of
Loans (ADC) by State of Origination		Outstandings	Total	and Leases	Outstandings	Outstandings
North Carolina		$2,925	33.4%	$19.66%		.02%
Georgia		1,722	19.6	94	5.49	.94
Virginia		1,422	16.2	34	2.43	.24
Florida		942	10.8	46	4.87	-
South Carolina		684	7.8	11	1.62	.01
Tennessee		282	3.2	10	3.45	-
Washington, D.C.		264	3.0	-	-	-
Kentucky		222	2.5	9	4.12	.03
West Virginia		154	1.8	7	4.32	2.50
Maryland		151	1.7	11	7.14	-
Total		$8,768	100.0%	$241	2.75%	.27%

NOTES:	(1) Commercial real estate loans (CRE) are defined as loans to finance non-owner occupied real property where the primary repayment source is the sale or rental/lease of the real property.
Definition is based on internal classification.
(2) Other CRE loans consist primarily of non-residential income producing CRE loans. C&I loans secured by real property are excluded.